EXHIBIT 10.7

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATES SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CATALYST LIGHTING GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                             SECURED REVOLVING NOTE

      FOR VALUE RECEIVED, each of CATALYST LIGHTING GROUP, INC., a Delaware corporation ("COMPANY") and WHITCO COMPANY, LP, a Texas limited partnership ("Eligible Subsidiary" and together with Company, each a "BORROWER" and collectively the "BORROWERS"), jointly and severally promise to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 G.T., Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax:
345-949-8080 (the "HOLDER"), without duplication of any amounts owing by a Borrower to Holder under the Minimum Borrowing Notes (as defined in the Security Agreement referred to below), or its registered assigns, on order, the sum of Three Million Dollars ($3,000,000) or, if different, the aggregate principal amount of all "REVOLVING LOANS" (as such term is defined in the Security Agreement referred to below), together with any accrued and unpaid interest hereon, on September 30, 2007 (the "MATURITY DATE")

      Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement among the Borrowers and the Holder dated as of September 30, 2004 (as amended, modified and supplemented from time to time, the "SECURITY AGREEMENT").

The following terms shall apply to this Note:

                                   ARTICLE I
                           CONTRACT RATE & PREPAYMENTS

      1.1. Interest Rate. Subject to Sections 3.11, 4.1 and 5.7 hereof, interest payable on this Note shall accrue at a rate per annum (the "CONTRACT RATE") equal to the "prime rate" published in The Wall Street Journal from time to time (the "PRIME RATE"), plus two percent (2%). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in such rate in accordance with the terms of the Security Agreement. Subject to Section 1.2, the Contract Rate shall not be less than six percent (6%).

      1.2. Contract Rate Adjustments and Payments. The Contract Rate shall be calculated on the last business day of each month hereafter until the Maturity Date (each a "DETERMINATION DATE") and shall be subject to adjustment as set forth herein. If (i) Company shall have registered the shares of Company's common stock, par value $.01 per share (the "COMMON STOCK") underlying each of the conversion of the Minimum Borrowing Notes and that certain warrant issued to Holder on a registration statement declared effective by the Securities and Exchange Commission (the "SEC"), and (ii) the market price (the "MARKET PRICE") of the Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined below) for the five (5) trading days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty five percent (25%), the Contract Rate for the succeeding calendar month shall automatically be reduced by 200 basis points (200 b.p.) (2.0%) for each incremental twenty five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. If (i) Company shall not have registered the shares of Company's common stock underlying the conversion of the Minimum Borrowing Notes and that certain warrant issued to Holder on a registration statement declared effective by the SEC and which remains effective, and (ii) the Market Price of the Common Stock as reported by Bloomberg, L.P. on the principal market for the five (5) trading days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty five percent (25%), the Contract Rate for the succeeding calendar month shall automatically be decreased by 100 basis points (100 b.p.) (1.0%) for each incremental twenty five percent (25%) increase in the Market Price of the Common Stock above the then applicable Fixed Conversion Price. Notwithstanding the foregoing (and anything to the contrary contained in herein), in no event shall the Contract Rate be less than zero percent (0%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on November 1, 2004 and on the first business day of each consecutive calendar month thereafter until the Maturity Date (and on the Maturity Date), whether by acceleration or otherwise (each, a "CONTRACT RATE PAYMENT DATE").

      1.3. Allocation of Principal to Minimum Borrowing Note. In the event that the amount due and payable hereunder should equal or exceed $1,000,000, to the extent that the outstanding balance on the Minimum Borrowing Note shall be less than $1,000,000 (the difference of $1,000,000 less the actual balance of the Minimum Borrowing Note, the "AVAILABLE MINIMUM BORROWING"), such portion of the balance hereof as shall equal the Available Minimum Borrowing shall be deemed to be simultaneously extinguished on this Note and transferred to, and evidenced by, a Minimum Borrowing Note.

                                   ARTICLE II
                           HOLDER'S CONVERSION RIGHTS

      2.1. Optional Conversion. Subject to the terms of this Article II, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, or during an Event of Default (as defined in Article IV), and, subject to the limitations set forth in Section 2.2 hereof, to convert all or any portion of the outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and nonassessable restricted shares of the Common Stock at the Fixed Conversion Price (defined below). For purposes hereof, subject to Section 2.5 hereof, the "FIXED CONVERSION PRICE" means $2.66. The shares of Common Stock to be issued upon such conversion are herein referred to as the "CONVERSION SHARES."

      2.2. Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder or issuable upon exercise of warrants held by such Holder and 4.99% of the outstanding shares of Common Stock of Company. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Conversion Shares limitation described in this Section 2.2 shall automatically become null and void without any notice to any Borrower upon the occurrence and during the continuance beyond any applicable grace period of an Event of Default, or upon 75 days prior notice to Company. Notwithstanding anything contained herein to the contrary, Company shall have no obligation to confirm the ownership percentage of the Holder either prior or subsequent to conversion of any portion of this Note, Company shall be entitled to rely solely on the Notice of Conversion with respect to the Holder's ownership of Common Stock and Company shall not incur any liability of any kind, type or nature to any party as a result of any violation of this Section.

      2.3. Mechanics of Holder's Conversion. In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion ("NOTICE OF CONVERSION") to Company and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to Company within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to Company in accordance with the provisions hereof shall be deemed a Conversion Date (the "CONVERSION DATE"). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A. Pursuant to the terms of the Notice of Conversion, Company will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to Company of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by Company of the Notice of Conversion (the "DELIVERY DATE"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by Company of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides Company written instructions to the contrary.

      2.4. Late Payments. Each Borrower understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, each Borrower agrees to jointly and severally pay late payments to the Holder for late issuance of such shares in the form required pursuant to this Article III upon conversion of the Note, in the amount equal to $500 per business day after the Delivery Date. Each Borrower shall pay any payments incurred under this Section in immediately available funds upon demand.

      2.5. Adjustment Provisions. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1 shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

            A.   Reclassification.   If   Company   at  any   time   shall,   by
reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after, such reclassification or other change at the sole election of the Holder.

            B. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by Company in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

            C. Share Issuances. Subject to the provisions of this Section 2.5, if Company shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Holder (except (i) pursuant to Subsections A or B above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing, other than the disclosure made by the Company to the Holder on Schedule 12(c)(ii) to the Security Agreement; or (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by Company) for a consideration per share (the "OFFER Price") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to such lower Offer Price. For purposes hereof, the issuance of any security of Company convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of such securities.

      If the Company issues any additional shares pursuant to Section 2.5 above then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be adjusted by multiplying the then applicable Fixed Conversion Price by the following fraction:


                     --------------------------------------
                                      A + B
                     --------------------------------------
                          (A + B) + [((C - D) x B) / C]
                     --------------------------------------

      A = Actual shares outstanding prior to such offering

      B = Actual shares sold in the offering

      C = Fixed Conversion Price

      D = Offering price

            D. Computation of Consideration. For purposes of any computation respecting consideration received pursuant to Subsection C above, the following shall apply:

                  (a) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by Company for any underwriting of the issue or otherwise in connection therewith;

                  (b) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of Company (irrespective of the accounting treatment thereof); and

                  (c) the aggregate consideration received for such securities shall be deemed to be the consideration received by Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and
(b) of this Subsection (D)).

            2.6. Reservation of Shares. During the period the conversion right exists, Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Company agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

                                  ARTICLE III
                                EVENTS OF DEFAULT

            The occurrence of any of the events set forth in Sections 3.1 through 3.10, inclusive, shall be an Event of Default ("EVENT OF DEFAULT"):

            3.1. Failure to Pay Principal, Interest or other Fees. Any Borrower fails to pay when due any installment of principal, interest or other fees hereon or on any other Note issued pursuant to the Security Agreement, or any Borrower fails to pay when due any amount due under any other promissory note issued by such Borrower in favor of Holder, when due in accordance with the terms thereof, and in any such case, such failure shall continue for a period of five (5) days following the date upon which any such payment was due.

            3.2. Breach of Covenant. Any Borrower breaches any covenant or other term or condition of this Note, the Security Agreement or any Ancillary Agreement in any material respect and such breach, if subject to cure, continues for a period of twenty (20) days after the occurrence thereof.

            3.3. Breach of Representations and Warranties. Any representation or warranty of any Borrower or any of its Subsidiaries made herein, or the Security Agreement, or in any Ancillary Agreement shall be false or misleading in any material respect.

            3.4. Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for 10 consecutive days or 10 days during a period of 20 consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that Company shall not have been able to cure such trading suspension within 30 days of the notice thereof or list the Common Stock on another Principal Market within 60 days of such notice. The "Principal Market" for the Common Stock shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock), or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

            3.5. Receiver or Trustee. Any Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

            3.6. Judgments. Any money judgment, writ or similar final process shall be entered or filed against any Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

            3.7. Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against any Borrower or any of its Subsidiaries and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within forty-five (45) days following commencement thereof.

            3.8. Default Under Other Agreements. The occurrence of an Event of Default under and as defined in the Security Agreement or any Ancillary Agreement or the Secured Convertible Term Note dated as of the date hereof in the original principal amount of $2,000,000 made by Company in favor of the Holder or any event of default (or similar term) under any other indebtedness.

            3.9. Failure to Deliver Common Stock or Replacement Note. Company's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and the Security Agreement, if such failure to timely deliver Common Stock shall not be cured within three (3) days. If any Borrower is required to issue a replacement Note to Holder and such Borrower shall fail to deliver such replacement Note within fourteen (14) days.

            3.10. Change in Control. The occurrence of a change in the controlling ownership of any Borrower without the prior written consent of the Holder.

                           DEFAULT RELATED PROVISIONS

            3.11. Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, interest on this Note shall automatically be increased by two percent (2%) per month to a maximum annual rate not to exceed fifteen percent (15%), and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate applicable to such Obligations until such Event of Default is cured or waived.

            3.12. Conversion Privileges.  The conversion privileges set forth in
Article III shall remain in full force and effect immediately from the date hereof and until this Note is paid in full.

            3.13. Cumulative Remedies. The remedies under this Note shall be cumulative.

                                   ARTICLE IV
                                DEFAULT PAYMENTS

            4.1. Default Payment. If an Event of Default occurs and is continuing beyond any applicable grace period, the Holder, at its option, may elect, in addition to all rights and remedies of Holder under the Security Agreement and the Ancillary Agreements and all obligations of each Borrower under the Security Agreement and the Ancillary Agreements, to require the Borrowers to make a Default Payment ("DEFAULT PAYMENT"). The Default Payment shall be 120% of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to Holder pursuant to the Notes or the Ancillary Agreements, then to accrued and unpaid interest due on the Notes and then to outstanding principal balance of the Notes.

            4.2. Default Payment Date. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to Section 4.1 ("DEFAULT PAYMENT DATE").

            4.3. Cumulative Remedies. The remedies under this Note shall be cumulative.

                                   ARTICLE V
                                  MISCELLANEOUS

            5.1. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            5.2. Notices. Any notice herein required or permitted to be given shall be in writing and provided in accordance with the terms of the Security Agreement.

            5.3. Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

            5.4. Assignability. This Note shall be binding upon each Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement and all applicable securities laws.

            5.5. Cost of Collection. If default is made in the payment of this Note, each Borrower shall jointly and severally pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

            5.6. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York. Each party hereto and the individual signing this Note on behalf of each Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against any Borrower in any other jurisdiction to collect on the Borrowers obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court order in favor of Holder.

            5.7. Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrowers to the Holder and thus refunded to the Borrowers.

            5.8. Security Interest. The Holder has been granted a security interest (i) in certain assets of the Borrowers as more fully described in the Security Agreement and (ii) pursuant to the Pledge Agreement dated as of the date hereof.

            5.9. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

       [Balance of page intentionally left blank; signature page follows.]

      IN WITNESS WHEREOF, each Borrower has caused this Secured Revolving Note to be signed in its name effective as of this 30th day of September, 2004.

                                         CATALYST LIGHTING GROUP, INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

WITNESS:


------------------------------------

                                         WHITCO COMPANY, LP

                                         By: WHITCO MANAGEMENT, LLC
                                             its General Partner

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

WITNESS:


------------------------------------

                              NOTICE OF CONVERSION

           (To be executed by the Holder in order to convert the Note)

      The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Secured Revolving Note (the "NOTE") issued by Catalyst Lighting Group, Inc. ("CLG") and the other Borrowers named and as defined therein on September ___, 2004 into shares of Common Stock of CLG according to the conditions set forth in the Note, as of the date written below.

Date of Conversion:
                   -------------------------------------------------------------
Conversion Price:
                 ---------------------------------------------------------------
Shares To Be Delivered:
                       ---------------------------------------------------------

Signature:
          ----------------------------------------------------------------------
Print Name:
           ---------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------
Holder DWAC
instructions
            --------------------------------------------------------------------